UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TREVENA, INC.

(Exact name of registrant as specified in its charter)

Delaware	26-1469215
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Trevena, Inc.

1018 West 8th Avenue, Suite A

King of Prussia, Pennsylvania 19406

(Address of Principal Executive Offices) (Zip Code)

2013 Equity Incentive Plan

 (Full title of the plan)

Maxine Gowen, Ph.D.

President and Chief Executive Officer

Trevena, Inc.

1018 West 8th Street Avenue, Suite A

King of Prussia, Pennsylvania 19406

(Name, and Address of Agent For Service)

(610) 354-8840

(Telephone number, including area code, of agent for service)

Copies to:

Brent B. Siler, Esq. James F. Fulton, Jr., Esq. Derek O. Colla, Esq. Cooley LLP 1114 Avenue of the America New York, NY 10036 Tel: (212) 479-6000 Fax: (212) 479-6275	Roberto Cuca Senior Vice President and Chief Financial Officer Trevena, Inc. 1018 West 8th Avenue, Suite A King of Prussia, PA 19406 (610) 354-8840

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐

Non-Accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	1,050,000 shares	$4.76	$4,998,000	$643.74

(1)          Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the Registrant’s 2013 Equity Incentive Plan, as amended (the “2013 EIP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated using the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on May 13, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,050,000 shares of the Registrant’s Common Stock to be issued pursuant to the Registrant’s 2013 Equity Incentive Plan, as amended.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission on February 4, 2014 (File No. 333-191735) are incorporated by reference herein.

EXHIBITS

Exhibit Number

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 5, 2014)

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 5, 2014)

4.1

Specimen stock certificate evidencing shares of Common Stock of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333- 191643), originally filed with the SEC on October 9, 2013)

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Form S-8)

99.1	2013 Equity Incentive Plan, as amended

2

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of King of Prussia, State of Pennsylvania, on May 14, 2014.

TREVENA, INC.

By:	/s/ Roberto Cuca
Roberto Cuca
Chief Financial Officer

3

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MAXINE GOWEN, PH.D. and ROBERTO CUCA, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Maxine Gowen, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 14, 2014
Maxine Gowen, Ph.D.

/s/ Roberto Cuca	Chief Financial Officer, Vice President of Finance and Administration (Principal Financial and Accounting Officer)	May 14, 2014
Roberto Cuca

/s/ Leon O. Moulder, Jr.	Chairman of the Board of Directors	May 13, 2014
Leon O. Moulder, Jr.

	Director	May 14, 2014
Farah Champsi

/s/ Michael R. Dougherty	Director	May 14, 2014
Michael R. Dougherty

	Director	May 14, 2014
Terrence G. McGuire

/s/ Christopher K. Mirabelli, Ph.D.	Director	May 14, 2014
Christopher K. Mirabelli, Ph.D.

	Director	May 14, 2014
Francois Nader, M.D.

/s/ Jake R. Nunn	Director	May 14, 2014
Jake R. Nunn

/s/ David F. Solomon	Director	May 13, 2014
David F. Solomon

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EXHIBIT INDEX

Exhibit Number

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 5, 2014)

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on February 5, 2014)

4.1

Specimen stock certificate evidencing shares of Common Stock of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333- 191643), originally filed with the SEC on October 9, 2013)

5.1	Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Form S-8)

99.1	2013 Equity Incentive Plan, as amended

5